Exhibit 10.1

AMENDMENT TO $350 MILLION AMENDED AND RESTATED PROMISSORY NOTE

This AMENDMENT TO $350 MILLION AMENDED AND RESTATED PROMISSORY NOTE (this “Amendment”) is made as of June 27, 2012 (the “Effective Date”), by and between MANNKIND CORPORATION, a Delaware corporation (“Borrower”), and THE MANN GROUP LLC (“Lender”), each of which is a party to that certain Amended and Restated Promissory Note, dated August 10, 2010, as amended on January 16, 2012 and May 9, 2012 (the “Note”).

WHEREAS, Section 12 of the Note provides that any provision of the Note may be amended or waived with the written consent of Lender and Borrower; and

WHEREAS, the parties hereto desire to amend the Note as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. AMENDMENT OF SECTION 2 OF THE NOTE. Section 2 of the Note is hereby replaced in its entirety with the following:

“Borrower further promises to pay interest on the outstanding principal amount of each Advance from the date thereof until payment in full, which interest shall be payable at a rate equal to the one year London Interbank Offered Rate (LIBOR) reported by the Wall Street Journal (or a comparable periodical if such periodical is no longer published) on the day of such Advance plus 3% per annum, or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less. Interest shall be due and payable quarterly in arrears not later than (i) the first day of each calendar quarter for the preceding quarter, commencing on the first day of the calendar quarter following the calendar quarter in which an Advance is made, or (ii) such other time as Borrower and Lender mutually agree, in either case with interest calculated on the basis of a 365/366-day year for the actual number of days elapsed. Notwithstanding anything to the contrary contained herein (including anything to the contrary contained in Section 4.2 or Section 5 hereof), all or any portion of accrued and unpaid interest that becomes due and payable on any Advance may be paid-in-kind and capitalized at any time upon mutual agreement of Lender and Borrower, and any such paid-in-kind interest shall thereupon constitute outstanding principal and an “Advance” for all purposes under this Note, effective on the date such interest becomes due and payable or such other date as Lender and Borrower mutually agree.”

2. AMENDMENT OF SECTION 5 OF THE NOTE. The first sentence of Section 5 of the Note is hereby replaced in its entirety with the following:

Provided that no Event of Default has occurred and is continuing, from and after the date hereof and through and including December 31, 2012, Lender shall make available to Borrower for borrowings by Borrower from time to time a principal amount of Three Hundred and Fifty Million Dollars ($350,000,000) less the aggregate amount of principal indebtedness cancelled pursuant to Section 4.3 hereof and less the aggregate amount of principal indebtedness cancelled pursuant to the issuance to Lender of 31,250,000 shares of Borrower’s Common Stock pursuant to that certain Common Stock Purchase Agreement between Borrower and Lender dated as of February 2, 2012 (each, an “Advance”).

3. COUNTERPARTS; FACSIMILE. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Facsimile and electronic (PDF) signatures shall be as effective as original signatures.

4. GOVERNING LAW. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction. Borrower consents to in personam jurisdiction of the courts in the State of New York sitting in New York County and of the United States District Court of the Southern District of New York for any legal action or proceeding with respect to this Amendment. Borrower, by execution and delivery of this Amendment, hereby irrevocably accepts in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

5. EFFECT OF AMENDMENT. Except as specifically amended by this Amendment, all other terms and conditions of the Note shall remain in full force and effect without modification.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

BORROWER:

MANNKIND CORPORATION

By:	/s/ Matthew Pfeffer
Name: Matthew Pfeffer
Title: Chief Financial Officer

LENDER:

THE MANN GROUP LLC

By:	/s/ Alfred E. Mann
Name: Alfred E. Mann
Title: Managing Member

[SIGNATURE PAGE TO AMENDMENT TO AMENDED AND RESTATED PROMISSORY NOTE]